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                                 Exhibit 99.1
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                    ADVANCED DEPOSITION TECHNOLOGIES, INC.
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                             1997 STOCK AWARD PLAN


1.  DEFINITIONS.
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  Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Advanced Deposition Technologies, Inc. 1997 Stock Award Plan, have the following meanings:

       Administrator means the Board of Directors, unless it has delegated power
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       to act on its behalf to a committee, in which case the Administrator means the Committee.

       Board of Directors means the Board of Directors of the Company.
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       Committee means the Committee of the Board of Directors to which the
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       Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

       Company means Advanced Deposition Technologies, Inc., a Delaware
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       corporation.

       Key Employee means an employee of the Company (including, without
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       limitation, an employee who is also serving as an officer or director of the Company), designated by the Administrator to be eligible to be granted one or more Stock Grants under the Plan.

       Participant means a Key Employee to whom one or more Stock Grants are
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       made under the Plan.

       Plan means this Advanced Deposition Technologies, Inc. 1997 Stock Award
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       Plan.

       Shares means shares of the common stock, $.01 par value per share,  as to
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       which Stock Grants have been or may be made under the Plan.  The Shares issued upon acceptance of Stock Grants made under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

       Stock Agreement means an agreement between the Company and a Participant
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       executed and delivered pursuant to the Plan, in such form as the
       Administrator shall approve.

       Stock Grant  means a grant by the Company of Shares under the Plan.
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2.  PURPOSES OF THE PLAN.
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  The Plan is intended to encourage ownership of Shares by Key Employees of the
Company in order to attract and retain such people, to induce them to work for the benefit of the Company and to provide additional incentive for them to promote the success of the Company.

3. SHARES SUBJECT TO THE PLAN.
   --------------------------

  The number of Shares which may be issued from time to time pursuant to this Plan shall be 10,000.

4. ADMINISTRATION OF THE PLAN.
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  The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

  a. Interpret the provisions of the Plan or of any Stock Grant or Stock Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

  b. Determine which employees of the Company shall be designated as Key Employees and which of the Key Employees shall receive Stock Grants;

  c. Determine the number of Shares for which a Stock Grant or Stock Grants shall be made and the purchase price, if any, for the Shares; and

  d.   Specify the terms and conditions upon which Stock Grants may be made.

Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Grant made under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5.  ELIGIBILITY FOR PARTICIPATION.
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  The Administrator will, in its sole discretion, name the Participants in the
Plan, provided, however, that each Participant must be a Key Employee of the Company at the time a Stock Grant is made. The granting of any Stock Grant to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Grants.

6.  TERMS AND CONDITIONS OF STOCK GRANTS.
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  Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Agreement. The Stock Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

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7. ACCEPTANCE OF STOCK GRANT AND ISSUE OF SHARES.
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  A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Agreement and delivering it to the Company at its principal office address, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made in United States dollars in cash or by check, or in such other form as may be determined by the Administrator.

  The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

8. RIGHTS AS A SHAREHOLDER.
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  No Participant to whom a Stock Grant has been made shall have rights as a shareholder with respect to any Shares covered by such Stock Grant, except after due acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such acceptance and registration of the Shares in the Company's share register in the name of the Participant.

9. ASSIGNABILITY AND TRANSFERABILITY OF STOCK GRANTS.
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  By its terms, a Stock Grant offered to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution and may be accepted, during the Participant's lifetime, only by such Participant (or by his or her legal representative). Such Stock Grant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Grant or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Grant, shall be null and void.

10. EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS.
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  In the event of a termination of employment with the Company for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

11. WITHHOLDING.
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  Any federal, state, or local income taxes, employment taxes, Federal Insurance
Contributions Act ("F.I.C.A.") withholdings or other amounts required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the acceptance of a Stock Grant may be withheld from the Participant's compensation, if any, or the Company may require that the Participant advance in cash to the Company the amount of such withholdings unless a different withholding arrangement is authorized by the Administrator (and permitted by law).

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12. TERMINATION OF THE PLAN; AMENDMENT OF THE PLAN.
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  The Plan will terminate on December 31, 1997.  The Plan may be amended by the
Administrator. Any amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Grant previously made to him or her.

13. EMPLOYMENT OR OTHER RELATIONSHIP.
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  Nothing in this Plan or any Stock Agreement shall be deemed to prevent the
Company from terminating the employment of a Participant, nor to prevent a Participant from terminating his or her own employment.

14. GOVERNING LAW.
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  This Plan shall be construed and enforced in accordance with the law of  the
State of Delaware.

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